NEWS RELEASE

Investor Contact: Susan Harcourt 703-682-1204
Media Contact: Amy Ackerman 703-682-6399

AES Attains Third Investment Grade Credit Rating and Reaffirms 2022 Adjusted EPS Guidance

Strategic Accomplishments
•With investment grade credit rating from Moody's, attained investment grade ratings from all three major ratings agencies
•Signed or awarded 1.1 GW of PPAs for new renewable energy projects in the first quarter of 2022, increasing the backlog to 10.3 GW
•Construction on schedule for more than 2 GW of renewable energy projects expected to come online in 2022, with solar panels secured for all projects in the US

Q1 2022 Financial Highlights
•Diluted EPS of $0.16, compared to ($0.22) in Q1 2021
•Adjusted EPS1 of $0.21, compared to $0.28 in Q1 2021

Financial Position and Outlook
•Reaffirming 2022 Adjusted EPS1 guidance range of $1.55 to $1.65
•Reaffirming 7% to 9% annualized growth target through 2025, off a base year of 2020

ARLINGTON, Va., May 5, 2022 – The AES Corporation (NYSE: AES) today reported financial results for the quarter ended March 31, 2022.

"So far this year, we have attained a third investment grade rating and maintained our strategic momentum from last year by growing our backlog of contracted projects to 10.3 GW. We expect to complete all of these projects through 2025 and they will be a key contributor to our expected annualized growth of 7% to 9%," said Andrés Gluski, AES President and Chief Executive Officer. "In spite of supply chain issues impacting many sectors, we have secured solar panels for all of our projects in the US this year and currently expect no delays in their planned commissionings."

"Our resilient business model, which is centered around long-term contracted generation and utilities, continues to insulate us from macroeconomic headwinds such as inflation and interest rate fluctuations," said Stephen Coughlin, AES Executive Vice President and Chief Financial Officer. "As in prior years, we expect the bulk of our earnings will be generated in the second half of the year and we remain on track to achieve our full year Adjusted EPS guidance of $1.55 to $1.65."

Q1 2022 Financial Results

First quarter 2022 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was $0.16, an increase of $0.38 compared to first quarter 2021, primarily reflecting lower impairments, partially offset by net gains in 2021 from early contract terminations at Angamos, higher income tax expense, the impact of realized gains on de-designated interest rate swaps in 2021, and the gain on remeasurement of the Company's interest in sPower’s development platform in 2021.

First quarter 2022 Adjusted Earnings Per Share1 (Adjusted EPS, a non-GAAP financial measure) was $0.21, a decrease of $0.07 compared to first quarter 2021, primarily reflecting the impact of realized gains on de-designated interest rate swaps in 2021 and lower contributions from the Company's Mexico, Central America and the Caribbean (MCAC) Strategic Business Unit (SBU), partially offset by higher contributions from the South America SBU.

Strategic Accomplishments
•In the first quarter of 2022, the Company signed or was awarded 1,087 MW of renewables and energy storage under long-term Power Purchase Agreements (PPA), primarily including 1,019 MW of solar and energy storage in the US.
•The Company’s backlog is now 10,307 MW expected to be completed through 2025, including:
◦3,735 MW under construction; and
◦6,572 MW of renewable energy projects signed under long-term PPAs.

Guidance and Expectations1

The Company is reaffirming its 2022 Adjusted EPS1 guidance of $1.55 to $1.65 and its 7% to 9% annualized growth rate target through 2025, from a base year of 2020.

1    Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended March 31, 2022. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

Non-GAAP Financial Measures

See Non-GAAP Measures for definitions of Adjusted Earnings Per Share and Adjusted Pre-Tax Contribution, as well as reconciliations to the most comparable GAAP financial measures.

Attachments

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures and Parent Financial Information.

Conference Call Information

AES will host a conference call on Friday, May 6, 2022 at 10:00 a.m. Eastern Time (ET). Interested parties may listen to the teleconference by dialing 1-844-200-6205 at least ten minutes before the start of the call.

International callers should dial +1-929-526-1599. The Participant Access Code for this call is 606102. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global power company accelerating the future of energy. Together with our many stakeholders, we're improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today. For more information, visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels, rates of return consistent with prior experience and the COVID-19 pandemic.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in AES’ Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except where required by law.

Any Stockholder who desires a copy of the Company’s 2021 Annual Report on Form 10-K filed February 28, 2022 with the SEC may obtain a copy (excluding the exhibits thereto) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia

22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Annual Report on Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

Website Disclosure

AES uses its website, including its quarterly updates, as channels of distribution of Company information. The information AES posts through these channels may be deemed material. Accordingly, investors should monitor our website, in addition to following AES' press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive e-mail alerts and other information about AES when you enroll your e-mail address by visiting the "Subscribe to Alerts" page of AES' Investors website. The contents of AES' website, including its quarterly updates, are not, however, incorporated by reference into this release.

THE AES CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2022	2021
	(in millions, except per share amounts)
Revenue:
Regulated	$835	$707
Non-Regulated	2,017	1,928
Total revenue	2,852	2,635
Cost of Sales:
Regulated	(705)	(582)
Non-Regulated	(1,617)	(1,389)
Total cost of sales	(2,322)	(1,971)
Operating margin	530	664
General and administrative expenses	(52)	(46)
Interest expense	(258)	(190)
Interest income	75	68
Loss on extinguishment of debt	(6)	(1)
Other expense	(12)	(16)
Other income	6	43
Gain (loss) on disposal and sale of business interests	1	(5)
Asset impairment expense	(1)	(473)
Foreign currency transaction losses	(19)	(35)
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	264	9
Income tax expense	(60)	(8)
Net equity in losses of affiliates	(33)	(30)
NET INCOME (LOSS)	171	(29)
Less: Net income attributable to noncontrolling interests and redeemable stock of subsidiaries	(56)	(119)
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$115	$(148)
BASIC EARNINGS PER SHARE:
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.17	$(0.22)
DILUTED EARNINGS PER SHARE:
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.16	$(0.22)
DILUTED SHARES OUTSTANDING	711	666

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended March 31,
(in millions)	2022	2021
REVENUE
US and Utilities SBU	$1,117	$949
South America SBU	810	884
MCAC SBU	566	535
Eurasia SBU	368	270
Corporate and Other	23	24
Eliminations	(32)	(27)
Total Revenue	$2,852	$2,635

THE AES CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2022	December 31, 2021
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,056	$943
Restricted cash	334	304
Short-term investments	440	232
Accounts receivable, net of allowance for doubtful accounts of $5 and $5, respectively	1,523	1,418
Inventory	688	604
Prepaid expenses	91	142
Other current assets	1,110	897
Current held-for-sale assets	900	816
Total current assets	6,142	5,356
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	443	426
Electric generation, distribution assets and other	26,112	25,552
Accumulated depreciation	(8,734)	(8,486)
Construction in progress	2,632	2,414
Property, plant and equipment, net	20,453	19,906
Other Assets:
Investments in and advances to affiliates	1,081	1,080
Debt service reserves and other deposits	172	237
Goodwill	1,182	1,177
Other intangible assets, net of accumulated amortization of $411 and $385, respectively	1,585	1,450
Deferred income taxes	385	409
Other noncurrent assets, net of allowance of $23 and $23, respectively	2,489	2,188
Noncurrent held-for-sale assets	1,159	1,160
Total other assets	8,053	7,701
TOTAL ASSETS	$34,648	$32,963
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,288	$1,153
Accrued interest	199	182
Accrued non-income taxes	294	266
Accrued and other liabilities	1,140	1,205
Non-recourse debt, including $657 and $302, respectively, related to variable interest entities	2,254	1,367
Current held-for-sale liabilities	578	559
Total current liabilities	5,753	4,732
NONCURRENT LIABILITIES
Recourse debt	3,982	3,729
Non-recourse debt, including $1,909 and $2,223, respectively, related to variable interest entities	14,016	13,603
Deferred income taxes	1,035	977
Other noncurrent liabilities	3,275	3,358
Noncurrent held-for-sale liabilities	739	740
Total noncurrent liabilities	23,047	22,407
Commitments and Contingencies
Redeemable stock of subsidiaries	1,134	1,257
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Preferred stock (without par value, 50,000,000 shares authorized; 1,043,500 issued and outstanding at March 31, 2022 and December 31, 2021, respectively)	838	838
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 818,735,314 issued and 667,859,645 outstanding at March 31, 2022 and 818,717,043 issued and 666,793,625 outstanding at December 31, 2021)	8	8
Additional paid-in capital	6,903	7,106
Accumulated deficit	(974)	(1,089)
Accumulated other comprehensive loss	(1,899)	(2,220)
Treasury stock, at cost (150,875,669 and 151,923,418 shares at March 31, 2022 and December 31, 2021, respectively)	(1,832)	(1,845)
Total AES Corporation stockholders’ equity	3,044	2,798
NONCONTROLLING INTERESTS	1,670	1,769
Total equity	4,714	4,567
TOTAL LIABILITIES AND EQUITY	$34,648	$32,963

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2022	2021
	(in millions)
OPERATING ACTIVITIES:
Net income (loss)	$171	$(29)
Adjustments to net income (loss):
Depreciation and amortization	270	275
Loss (gain) on disposal and sale of business interests	(1)	5
Impairment expense	1	473
Deferred income taxes	(7)	21
Loss on extinguishment of debt	6	1
Loss (gain) on sale and disposal of assets	4	(20)
Loss of affiliates, net of dividends	33	36
Emissions allowance expense	118	58
Other	50	19
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(77)	(79)
(Increase) decrease in inventory	(44)	14
(Increase) decrease in prepaid expenses and other current assets	59	22
(Increase) decrease in other assets	(10)	31
Increase (decrease) in accounts payable and other current liabilities	(124)	(337)
Increase (decrease) in income tax payables, net and other tax payables	7	(92)
Increase (decrease) in deferred income	10	(142)
Increase (decrease) in other liabilities	(9)	(3)
Net cash provided by operating activities	457	253
INVESTING ACTIVITIES:
Capital expenditures	(766)	(432)
Sale of short-term investments	197	257
Purchase of short-term investments	(345)	(130)
Contributions and loans to equity affiliates	(93)	(64)
Purchase of emissions allowances	(136)	(31)
Other investing	(10)	13
Net cash used in investing activities	(1,153)	(387)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	1,193	792
Repayments under the revolving credit facilities	(715)	(793)
Issuance of recourse debt	—	7
Repayments of recourse debt	(29)	(7)
Issuance of non-recourse debt	1,710	307
Repayments of non-recourse debt	(788)	(320)
Payments for financing fees	(27)	(5)
Distributions to noncontrolling interests	(47)	(17)
Acquisitions of noncontrolling interests	(535)	(13)
Contributions from noncontrolling interests	8	94
Sales to noncontrolling interests	48	1
Issuance of preferred shares in subsidiaries	60	—
Issuance of preferred stock	—	1,017
Dividends paid on AES common stock	(105)	(100)
Payments for financed capital expenditures	(4)	(1)
Other financing	49	31
Net cash provided by financing activities	818	993
Effect of exchange rate changes on cash, cash equivalents and restricted cash	20	(22)
Increase in cash, cash equivalents and restricted cash of held-for-sale businesses	(64)	(58)
Total increase in cash, cash equivalents and restricted cash	78	779
Cash, cash equivalents and restricted cash, beginning	1,484	1,827
Cash, cash equivalents and restricted cash, ending	$1,562	$2,606
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$185	$167
Cash payments for income taxes, net of refunds	46	50
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Dividends declared but not yet paid	105	101
Non-cash consideration transferred for the Clean Energy transaction	—	119

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS
Adjusted PTC is defined as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; and (f) net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
Adjusted EPS is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; (f) net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence; and (g) tax benefit or expense related to the enactment effects of 2017 U.S. tax law reform and related regulations and any subsequent period adjustments related to enactment effects, including the 2021 tax benefit on reversal of uncertain tax positions effectively settled upon the closure of the Company's U.S. tax return exam.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, strategic decisions to dispose of or acquire business interests or retire debt, and the non-recurring nature of the impact of the early contract terminations at Angamos, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.

	Three Months Ended March 31, 2022			Three Months Ended March 31, 2021
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income (loss) from continuing operations, net of tax, attributable to AES and Diluted EPS	$115	$0.16		$(148)	$(0.22)
Add: Income tax expense (benefit) from continuing operations attributable to AES	50			(36)
Pre-tax contribution	$165			$(184)
Adjustments
Unrealized derivative and equity securities losses	$41	$0.06	(2)	$69	$0.10	(3)
Unrealized foreign currency losses (gains)	(19)	(0.02)	(4)	6	0.01
Disposition/acquisition losses (gains)	9	0.01		(15)	(0.02)	(5)
Impairment losses	1	—		475	0.71	(6)
Loss on extinguishment of debt	10	0.01		6	0.01
Net gains from early contract terminations at Angamos	—	—		(110)	(0.16)	(7)
Less: Net income tax benefit		(0.01)			(0.15)	(8)
Adjusted PTC and Adjusted EPS	$207	$0.21		$247	$0.28
_____________________________

(1)NCI is defined as Noncontrolling Interests.
(2) Amount primarily relates to unrealized commodity derivative losses at New York Wind of $20 million, or $0.03 per share, and unrealized foreign currency derivative losses in Brazil of $20 million, or $0.03 per share.
(3) Amount primarily relates to unrealized derivative losses in Argentina mainly associated with foreign currency derivatives on government receivables of $38 million, or $0.06 per share, and net unrealized derivative losses on power and commodities swaps at Southland of $33 million, or $0.05 per share.
(4) Amount primarily relates to unrealized FX gains in Brazil of $22 million, or $0.03 per share, mainly associated with debt denominated in Brazilian reais.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS
(5) Amount primarily relates to gain on remeasurement of our equity interest in sPower to acquisition-date fair value of $36 million, or $0.05 per share, partially offset by day-one loss recognized at commencement of a sales-type lease at AES Renewable Holdings of $13 million, or $0.02 per share.
(6) Amount primarily relates to asset impairment at Puerto Rico of $475 million, or $0.71 per share.
(7) Amount relates to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $110 million, or $0.16 per share.
(8) Amount primarily relates to income tax benefits associated with the impairment at Puerto Rico of $119 million, or $0.18 per share, partially offset by income tax expense related to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $28 million, or $0.04 per share.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$1,084	$1,396	$966	$1,203
Returns of capital distributions to Parent & QHCs	1	2	(118)	45
Total subsidiary distributions & returns of capital to Parent	$1,085	$1,398	$848	$1,248
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$165	$477	$278	$164
Returns of capital distributions to Parent & QHCs	—	1	—	—
Total subsidiary distributions & returns of capital to Parent	$165	$478	$278	$164

(in millions)	Balance at
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Parent Company Liquidity[2]	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs[3]	$17	$41	$338	$373
Availability under credit facilities	621	837	1,175	941
Ending liquidity	$638	$878	$1,513	$1,314

____________________________

(1)Subsidiary distributions received by Qualified Holding Companies ("QHCs") excluded from Schedule 1. Subsidiary Distributions should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with US GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and Consolidated Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.
(2)Parent Company Liquidity is defined as cash available to the Parent Company, including cash at qualified holding companies (QHCs), plus available borrowings under our existing credit facility. AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.
(3)The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries have no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.